Exhibit 10.1

IN ACCORDANCE WITH A CERTAIN SUBORDINATION AGREEMENT BY AND AMONG THE AGENT, THE COMPANY AND WESTERN ALLIANCE BANK (FORMERLY BRIDGE BANK), EACH INVESTOR HAS SUBORDINATED THE INDEBTEDNESS OWED TO SUCH INVESTOR UNDER the NOTES TO THE INDEBTEDNESS OF THE COMPANY OWED TO WESTERN ALLIANCE BANK, AND TO THE SECURITY INTEREST OF WESTERN ALLIANCE BANK IN ALL ASSETS OF THE COMPANY, NOTWITHSTANDING THE DATES OF ATTACHMENT OR PERFECTION OF THE SECURITY INTEREST OF WESTERN ALLIANCE BANK.

BriDGEline Digital, inc.

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 11, 2016, by and among Bridgeline Digital, Inc., a Delaware corporation (the “Company”), Taglich Brothers, Inc., as the Agent on behalf of each of the Investors (the “Agent”) and the investors set forth on the signature pages affixed hereto (each, an “Investor” and, collectively, the “Investors”).

WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement subordinated convertible promissory notes in the aggregate principal amount of up to $2,000,000 (individually, a “Note” and collectively, the “Notes”) which Notes shall be convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) upon the terms and conditions set forth in the Notes (the “Conversion Shares”); and

WHEREAS, in connection with the Investors’ purchase of the Notes and the conversion of the Notes into Conversion Shares, the Investors will receive certain rights to participate in public offerings of shares of the Company’s capital stock, and will be subject to certain restrictions on the transfer of the Conversion Shares, all as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Notes as set forth herein.

1.	Definitions.

For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

“Affiliate” shall mean, with respect to any specified Person (as defined below), (i) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Blue Sky Application” as defined in Section 5.3(a) hereof.

“Business Day” shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

“Closing” and “Closing Date” as defined in Section 2.2 (c) hereof.

“Common Stock” as defined in the recitals above.

“Company” as defined in the recitals above.

“Company Financial Statements” as defined in Section 4.5(a) hereof.

“Company’s Knowledge” means the actual knowledge of any executive officer (as defined in Rule 405 under the Securities Act) or director of the Company, or the knowledge of any fact or matter which any person would reasonably be expected to become aware of in the course of performing the duties and responsibilities as an executive officer or director of the Company.

“Conversion Shares” as defined in the recitals above.

“Escrow Agreement” means that certain agreement, dated April 1, 2016 by and among the Company, the Placement Agent and Delaware Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Closing” and “First Closing Date” as defined in Section 2.2(a) hereof.

“Investor” as defined in the recitals above.

“Liabilities” shall mean all of the following, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing or arising, or due or to become due: (a) all indebtedness and all other liabilities, obligations, advances, debts, covenants, duties and indebtedness of the Company and its successors and assigns owing to any one or more of the Investors (and any other Person required to be indemnified by the Company or one of its Subsidiaries under any Transaction Document) under or in connection with this Agreement, any Note or any of the other Transaction Documents, and (b) all other obligations of the Company and its successors and assigns to any one or more of the Investors in connection with the Transaction Documents.

“Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents (as defined below).

“Note Purchase Amount” as defined in Section 2.1.

“Notes” as defined in the recitals above.

“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Piggyback Registration” as defined in Section 5.1 hereof.

“Placement Agency Agreement” means that certain agreement, dated March 31, 2016 by and between the Placement Agent and the Company.

“Placement Agent” means Taglich Brothers, Inc.

“Principal Amount” as defined in Section 2.1.

“Private Placement Memorandum” means the Company’s Private Placement Memorandum dated March 31, 2016, and any amendments or supplements thereto.

“Registrable Securities” shall mean the Conversion Shares and any shares of Common Stock issuable upon exercise of any warrants issued to the Placement Agent and other registered broker-dealers and their affiliates as compensation in connection with the transactions contemplated hereby; provided, that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investors without any restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

“Registration Statement” shall mean any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Regulation D” as defined in Section 3.7 hereof.

“Regulation S” as defined in Section 6.1(i)(E) hereof.

“Rule 144” as defined in Section 6.1(i)(C) hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” as defined in Section 4.5 hereof.

“Securities” means, collectively, the Notes and Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder Approval” as defined in Section 4.21 hereof.

“Stockholder Approval Date” as defined in Section 4.21 hereof.

“Stockholder Meeting” as defined in Section 4.21 hereof.

“Stockholder Meeting Deadline” as defined in Section 4.21 hereof.

“Stockholder Resolutions” as defined in Section 4.21 hereof.

“Subordination Agreement” means that certain agreement, dated May 11, 2016 by and among the Company, Western Alliance Bank and the Agent, as the same may be amended from time to time.

“Subsequent Closing” and “Subsequent Closing Date” as defined in Section 2.2(b) hereof.

“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest or otherwise controls through contract or otherwise.

“Transaction Documents” shall mean this Agreement, the Notes, the Subordination Agreement, the Placement Agency Agreement and the Escrow Agreement.

“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

“Underwriter” shall mean any entity engaged by the Company to serve as an underwriter in connection with a registration or offering of securities referred to in Section 5.

2.	Sale and Purchase of Notes.

2.1.     Purchase and Sale of Notes by Investors. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Notes, each such Note containing the terms as set forth in the form attached hereto as Exhibit B, in the respective principal amounts set forth opposite such Investor’s name on the signature pages attached hereto under the heading “Principal Amount” in exchange for the payment of the respective “Note Purchase Amount” as set forth opposite such Investor’s name on Exhibit A-1 or Exhibit A-2 attached hereto, as the case may be.

2.2     Closings.

(a)     First Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, a Note in such Principal Amount set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-1 (the “First Closing”). The date of the First Closing is hereinafter referred to as the “First Closing Date.” Notwithstanding the foregoing, the First Closing shall not occur until the Company has received commitments for the sale of Notes hereunder in the aggregate Principal Amount of at least $1,200,000.

(b)     Subsequent Closing(s). The Company agrees to issue and sell to each Investor listed on the Subsequent Closing Schedule of Investors, and each Investor agrees, severally and not jointly, to purchase from the Company on such Subsequent Closing Date a Note in such Principal Amount set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-2 (a “Subsequent Closing”). There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place within the time periods set forth in the Private Placement Memorandum. The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date.” Notwithstanding the foregoing, the maximum Principal Amount of Notes to be sold at the First Closing and all Subsequent Closings shall not exceed $2,000,000 in the aggregate.

(c)     Closing. The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing.” The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date.” All Closings shall occur within the time periods set forth in the Private Placement Memorandum at the offices of Sichenzia Ross Friedman Ference LLP, counsel to the Placement Agent, at 61 Broadway, 32nd Floor, New York, New York 10006, or remotely via the exchange of documents and signatures.

2.3.     Closing Deliveries. At each Closing, the Company shall deliver to the Investors, against delivery by the Investor of the Note Purchase Amount of each respective Note (as provided below), (i) a Note, dated as of the applicable Closing Date, payable to the order of the Investor in the Principal Amount set forth opposite such Investor’s name on Exhibit A-1 or Exhibit A-2, as the case may be and (ii) an executed copy of the Subordination Agreement. At each Closing, each Investor shall deliver or cause to be delivered to the Company the Note Purchase Amount set forth opposite such Investor’s name on Exhibit A-1 or Exhibit A-2, as the case may be, by paying United States dollars via bank, certified or personal check which has cleared prior to the applicable Closing Date or in immediately available funds, by wire transfer to the following escrow account:

PNC Bank

300 Delaware Avenue

Wilmington, DE 19801

Acct Name: Delaware Trust Company

ABA#: 031100089

A/C#: 5605012373

OBI: FFC: Bridgeline Digital Subscription Escrow; 79-2647

Ref: Investor Name

3.	Representations, Warranties and Acknowledgments of the Investors.

Each Investor, severally and not jointly, represents and warrants to the Company solely as to such Investor that:

3.1     Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.2     Purchase Entirely for Own Account. The Notes to be received by such Investor hereunder, and upon conversion of the Note, the Conversion Shares to be received, will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

3.3.     Investment Experience. Such Investor acknowledges that the purchase of the Securities is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.4     Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company and the Notes requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Notes. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement and the Private Placement Memorandum. Such Investor acknowledges that it has received and reviewed the Private Placement Memorandum describing the offering of the Notes, as well as copies of the Company’s SEC Filings from December 24, 2015 until the date of the Private Placement Memorandum.

3.5     Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

3.6     Legends. It is understood that, except as provided below, the Securities may bear the following or any similar legend:

(a)      [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(b)     If required by the authorities of any state in connection with the issuance of sale of the Notes, the legend required by such state authority.

3.7     Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”).

3.8     No General Solicitation. Such Investor did not learn of the investment in the Notes as a result of any public advertising or general solicitation.

3.9     Brokers and Finders. No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor, for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.	Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Investors that:

4.1.     Organization; Execution, Delivery and Performance.

(a)     The Company and each of its Subsidiaries, if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The Company’s current Subsidiaries have no material assets and have had no more than de minimus revenues during the past 12 months, and to the Company’s knowledge, no Subsidiaries are expected to have material assets or revenues during the next three years.

(b)     (i) Subject to the Stockholder Approval, the Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Notes and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Notes) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required, (iii) each of the Transaction Documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly, and (iv) each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

4.2.     Notes and Conversion Shares Duly Authorized. The issuance of the Notes is duly authorized and upon issuance in accordance with the terms of this Agreement shall be validly issued, fully paid and nonassessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. As of the applicable Closing Date, the Company shall have reserved from its duly authorized capital stock not less than 100% of the maximum number of Conversion Shares initially issuable upon conversion of the Notes (assuming for purposes hereof that the Notes are convertible at the initial Conversion Price (as defined in the Notes) and without taking into account any limitations on the conversion of the Notes set forth in the Notes. Subject to the Stockholder Approval, upon issuance or conversion in accordance with the terms of this Agreement and the Notes, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. Subject to the accuracy of the representations and warranties of the Investors to this Agreement, the offer and issuance by the Company of the Notes and upon conversion, the Conversion Shares, is exempt from registration under the Securities Act.

4.3     No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, except for possible violations, conflicts or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents. Neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, or for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as required under the Securities Act, the Exchange Act, the rules and regulations of the Nasdaq Stock Market and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue and sell the Notes and upon conversion, the Conversion Shares, in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

4.4.     Capitalization. As of March 15, 2016, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 5,434,306 shares are issued and outstanding, 699,530 shares are reserved for issuance pursuant to stock options granted under the Company’s equity compensation plans, 40,023 shares are reserved for issuance pursuant to the Company’s employee stock purchase plan, 723,281 shares are reserved for issuance pursuant to warrants to purchase Common Stock, 461,540 shares are reserved for issuance pursuant to secured convertible notes, 54,519 shares are reserved for issuance pursuant to an earnout provision in connection with the acquisition of ElementsLocal, and 660,351 shares are reserved for issuance upon conversion of the outstanding shares of Series A Convertible Preferred Stock, and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share, of which 214,614 shares of Series A Convertible Preferred Stock are issued and outstanding. Except as described above and in Schedule 4.4 hereto, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except for the registration rights provisions contained herein) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any Lien imposed through the actions or failure to act of the Company.

4.5.     SEC Information.

(a)     The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The SEC Documents have been made available to the Investors via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Financial Statements, the Company has no liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2015 (the fiscal period end of the Company’s most recently-filed periodic report), and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(b)     The shares of Common Stock are currently traded on the Nasdaq Capital Market. Except as set forth in the SEC Documents, the Company has not  received notice (written or oral) from Nasdaq to the effect that the Company is not in compliance with the continued listing and maintenance requirements of such exchange. The Company is compliance with all such listing and maintenance requirements.

4.6     Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2015, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

4.7     Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their respective businesses, properties or assets or their officers or directors in their capacity as such, that would have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or executive officer of the Company or any of its Subsidiaries.

4.8     No Material Changes.

(a)     Since December 31, 2015, except as set forth in the SEC Documents, there has not been:

(i)     Any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business;

(ii)     Any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect; or

(iii)     Any incurrence of any material liability outside of the ordinary course of business.

4.9     No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the Securities being offered hereby.

4.10     No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Investors. The issuance of the Securities to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

4.11     No Brokers. Except as set forth in Section 10.1, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

4.12     Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

4.13     Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Placement Agent promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Investors at the applicable Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Placement Agent on or prior to the Closing Date.

4.14     Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, results of operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

4.15     Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. Except as set forth in the SEC Documents, there is no claim, action or proceeding being made or brought, or to the Company’s Knowledge, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.16     Tax Status. Except for occurrences that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

4.17     Acknowledgement Regarding Investors’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms thereof, none of the Investors have been asked by the Company or any of its Subsidiaries to agree, nor has any Investor agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Investor, and counterparties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Investor’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents, one or more Investors may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

4.18     Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the Company’s Knowledge, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries (other than the Placement Agent).

4.19     Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

4.20     Title. Except as set forth on Schedule 4.20 hereto, the Company has good and marketable title to all personal property owned by it which is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company.

4.21     Stockholder Approval. The Company shall provide each stockholder entitled to vote at either (x) the next annual meeting of stockholders of the Company or (y) a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than May 31, 2016 (the “Stockholder Meeting Deadline”), a proxy statement, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of The NASDAQ Stock Market (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held annually thereafter at the annual meeting of stockholders of the Company (or if no annual meeting of stockholders of the Company is held in any given year, at a special meeting of stockholders of the Company in such given year) until such Stockholder Approval is obtained.

5.	Registration Rights.

5.1.     Participation in Registrations. Whenever the Company proposes to register any of its securities under the Securities Act, whether for its own account or for the account of another stockholder (except for the registration of securities (A) to be offered pursuant to an employee benefit plan on Form S-8 or (B) pursuant to a registration made on Form S-4, or any successor forms then in effect) at any time and the registration form to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), it will so notify in writing all holders of Registrable Securities no later than the earlier to occur of (i) the tenth (10th) day following the Company’s receipt of notice of exercise of other demand registration rights, or (ii) thirty (30) days prior to the anticipated filing date. Subject to the provisions of this Agreement, the Company will include in the Piggyback Registration all Registrable Securities, on a pro rata basis based upon the total number of Registrable Securities with respect to which the Company has received written requests for inclusion within ten (10) business days after the applicable holder’s receipt of the Company’s notice.

5.2.     Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the trading market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws, (ii) processing expenses of the Placement Agent, not to exceed $20,000 without the Company’s approval, including, but not limited to, printing expenses, messenger, telephone and delivery expenses and customary marketing expenses, (iii) fees and disbursements of counsel and independent public accountants for the Company, (iv) fees and disbursements of one counsel to the Placement Agent not to exceed $20,000, and (v) filing fees and counsel fees of the Placement Agent if a determination is made that a FINRA Rule 5110 filing is required to be made with respect to the Registration Statement.

5.3.     Indemnification.

(a)     Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, shareholders, partners, representatives, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the Securities Act, against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b)     Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders, partner, representatives and each person who controls the Company (within the meaning of the Securities Act) against any Claims resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 5.3 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)     Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)     Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5.3 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

5.4.     Cooperation by Investor. Each Investor shall furnish to the Company or the Underwriter, as applicable, such information regarding the Investor and the distribution proposed by it as the Company may reasonably request in connection with any registration or offering referred to in this Section 5. Each Investor shall cooperate as reasonably requested by the Company in connection with the preparation of the registration statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Investor and its plan of distribution of the Conversion Shares included in such registration as may be reasonably necessary to enable the Company to prepare such registration statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

6.	Transfer Restrictions.

6.1.     Transfer or Resale. Each Investor understands that:

(i)     Except as provided in the registration rights provisions set forth above, the sale or resale of all or any portion of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and all or any portion of the Securities may not be transferred unless:

(A)     the Securities are sold pursuant to an effective registration statement under the Securities Act;

(B)     the Investor shall have delivered to the Company, at the cost of the Company, a customary opinion of counsel that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration;

(C)     the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 6.1 and who is an Accredited Investor;

(D)     the Securities are sold pursuant to Rule 144; or

(E)     the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”);

and, in each case, the Investor shall have delivered to the Company, at the cost of the Company, a customary opinion of counsel, in form, substance and scope reasonably acceptable to the Company. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

6.2     Transfer Agent Instructions. If an Investor provides the Company with a customary opinion of counsel, that shall be in form, substance and scope reasonably acceptable to such counsel, to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the Securities Act and such sale or transfer is effected, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Investor. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.2 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.	Conditions to Closing of the Investors.

The obligation of each Investor hereunder to purchase the Notes at a Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1     Representations, Warranties and Covenants. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor in the form reasonably acceptable to such Investor.

7.2     Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals necessary for the sale of the Notes.

7.3     Delivery by Company. The Company shall have duly executed and delivered to such Investor (A) each of the other Transaction Documents and (B) the Notes in the Principal Amount as is set forth on Exhibit A-1 and/or Exhibit A-2, as the case may be, being purchased by such Investor at the Closing pursuant to this Agreement.

7.4     Legal Opinion. Such Investor shall have received the opinion of Morse, Barnes-Brown & Pendleton, P.C., the Company’s counsel, dated as of the Closing Date, in the form reasonably acceptable to such Investor.

7.5     No Material Adverse Effect. Since the date of first execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

7.6     No Prohibition. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.7     Other Documents. The Company shall have delivered to such Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

8.	Conditions to Closing of the Company.

The obligations of the Company to effect the transactions contemplated by this Agreement with each Investor are subject to the fulfillment at or prior to each Closing Date of the conditions listed below.

8.1.     Representations and Warranties. The representations and warranties made by such Investor in Section 3 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

8.2.     Corporate Proceedings. All corporate and other proceedings required to be undertaken by such Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

9.	Agent Matters.

9.1.     Appointment of Agent.

(a)     Each Investor hereby expressly and irrevocably designates the Agent as its lawful agent to act as herein specified. Each Investor hereby expressly and irrevocably authorizes, and each holder of any Note shall be deemed irrevocably to authorize, Agent to take such action on its behalf under the provisions of this Agreement, the Subordination Agreement and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Agent may perform any of its duties hereunder by or through its agents or employees.

(b)     The provisions of this Section 9 are solely for the benefit of Agent and the Investors, and neither the Company nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 9.5) nor shall the Company have any obligations under this Section 9. In performing its functions and duties under this Section 9, Agent shall act solely as agent of the Investors and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company.

9.2.     Nature of Duties of Agent. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Transaction Documents. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction pursuant to a final, non-appealable order. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or the other Transaction Documents a fiduciary relationship in respect of any Investor; and nothing in this Agreement or the other Transaction Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the other Transaction Documents except as expressly set forth herein or therein.

9.3.     Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for the Company with respect to matters concerning the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

9.4.     Indemnification of Agent. To the extent that Agent is not reimbursed and indemnified by the Company, the Investors will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any of the Transaction Documents or any action taken or omitted to be taken by Agent under this Agreement or the Transaction Documents, in proportion to each Investor’s pro rata share of the dollar amount of the Notes purchased thereby. The obligations of the Investors under this Section 9 shall survive the payment in full of the Liabilities and the termination of this Agreement.

9.5.     Successor Agent.

(a)     Agent may, upon five (5) Business Days’ notice to Investors and the Company, resign at any time by giving written notice thereof to Investors and the Company. Upon any such resignation, the Investors shall have the right, upon five (5) days’ notice and approval by the Company (which approval shall not be unreasonably withheld, delayed or conditioned), to appoint a successor Agent. If no successor Agent (i) shall have been so appointed by the Investors, and (ii) shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then, upon five (5) days’ notice, the retiring Agent may, on behalf of Investors, appoint a successor Agent. If at any time Agent has resigned hereunder and no successor Agent has been appointed in such resigning Agent’s stead, the Investors shall be deemed to be the “Agent” for purposes of this Agreement and the other Transaction Documents and Investors shall act as Agent hereunder and under the Transaction Documents until a successor Agent is so appointed.

(b)     Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

10.     Miscellaneous.

10.1.     Compensation of Placement Agent. The Investor acknowledges that it is aware that the Placement Agent will receive from the Company, in consideration for its services as financial advisor and placement agent in respect of the transactions contemplated hereby, (a) a commission success fee equal to 8% of the Principal Amount of the Notes sold at each Closing, payable in cash, (b) an expense allowance, which shall include reimbursement of legal expenses incurred in connection with the transactions contemplated hereby, not to exceed $25,000 without the Company’s approval, payable in cash, and (c) five-year warrants, exercisable six months after the date of issuance, to purchase shares of the Company’s Common Stock equal to ten percent (10.0%) of the number of shares of Common Stock into which the Notes are convertible as of the date of issuance, at an exercise price per share equal to the closing price of the Common Stock as reported on the Nasdaq Capital Market on the date of the First Closing.

10.2.     Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

The Company:

Bridgeline Digital, Inc.		With a copy to:	Morse, Barnes-Brown & Pendleton, P.C.
80 Blanchard Road			CityPoint
Burlington, Massachusetts 01803			230 Third Avenue, 4th Floor
Telephone:	(781) 376-5555		Waltham, Massachusetts 02451
Facsimile:	(781) 376-5033		Telephone:	(781) 622-5930
Attention:	Mr. Michael D. Prinn,		Facsimile:	(781) 622-5933
	Chief Financial Officer		Attention:	Joseph C. Marrow, Esq.

The Investors:

As per the contact information provided on the signature pages hereof.

Taglich Brothers, Inc.:

Taglich Brothers, Inc.		With a copy to:	Sichenzia Ross Friedman Ference LLP
275 Madison Avenue, Suite 1618			61 Broadway, 32nd Floor
New York, NY 10016			New York, New York 10006
Telephone:	(212) 661-6886		Telephone:	(212) 930-9700
Facsimile:	(212) 661-6824		Facsimile:	(212) 930-9725
Attention:	Robert C. Schroeder		Attention:	Marc Ross, Esq.
Vice President, Investment Banking

10.3     Survival of Representations and Warranties. Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

10.4     Indemnification.

(a)     The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b)     Promptly after receipt by any Investor (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 10.4, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

10.5.     Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

10.6     Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except for the Placement Agent and other registered broker-dealers, if any, who are specifically agreed to be and acknowledged by each party as third party beneficiaries hereof, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.7.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, but subject to the provisions of Section 6.1 hereof, any Investor may, without the consent of the Company, assign some or all of its rights hereunder to any person that purchases Securities in a private transaction from an Investor or to any of its “affiliates,” as that term is defined under the 1934 Act.

10.8.     Public Disclosures. The Company shall on or before 8:30 a.m., New York time, within four (4) Business Days after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) (including all attachments, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Investors by the Company in connection with the transactions contemplated by the Transaction Documents. Neither the Company nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Investor, to make any public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Investor (which may be granted or withheld in such Investor’s sole discretion), the Company shall not disclose the name of such Investor in any filing (other than the 8-K Filing, any Registration Statement registering the Conversion Shares and any other filing as is required by applicable law and regulations), announcement, release or otherwise.

10.9.     Binding Effect; Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.10.     Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and a majority-in-interest of the Investors (based on the principal face amount of Notes purchased hereunder).

10.11.     Applicable Law; Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if jurisdiction in such court is lacking, the Supreme Court of the State of New York, New York County, in respect of any dispute or matter arising out of or connected with this Agreement.

10.12.     Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.13.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, which shall be deemed an original.

10.14     Independent Nature of Investors. The obligations of each Investor under this Agreement or other transaction document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other transaction document. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Investor to purchase Notes pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement or any other transaction document, each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in connection with the transactions contemplated hereby and acknowledge and understand that Sichenzia Ross Friedman Ference LLP has served as counsel to the Placement Agent only.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Note Purchase Agreement to be duly executed as of the date first above written.

BRIDGELINE DIGITAL, INC.

By: Michael D. Prinn Chief Financial Officer

TAGLICH BROTHERS, INC.

As Agent

By:

       Robert C. Schroeder

Vice President

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Schedule 4.4

Capitalization

The number of shares reserved for issuance does not include:

(i)     an additional 3,538,460 shares that may be issued upon conversion of $3,000,000 in convertible promissory notes which were initially convertible into 461,540 shares of Common Stock at a per share conversion price of $6.50. The Board of Directors has approved an amendment to the terms of the convertible promissory notes to reduce the conversion price of such notes to $0.75 per share. If all of the outstanding convertible promissory notes are converted into Common Stock at price of $0.75 per share, the Company will issue a total of 4,000,000 shares of Common Stock; and

(ii)     4,700,000 shares of Common Stock that may be issued upon exchange of term notes held by a member of the Company’s Board of Directors and certain other affiliates of the Company in aggregate principal amount of $3,000,000 plus accrued interest and fees at a set exchange rate of $0.75 per share; and

(iii)     a warrant to purchase 470,000 shares of Common Stock that may be issued to the Placement Agent as compensation for assistance in the exchange of the term notes described above.

The Board of Directors of the Company has approved the issuance of the shares of Common Stock set forth above and has recommended that the stockholders approve such issuance.

In connection with the acquisition of ElementsLocal on August 1, 2013, the Company issued 105,288 shares of Common Stock to the sellers of ElementsLocal. In addition, contingent consideration not to exceed 105,288 shares of Common Stock is contingently issuable to the sellers of ElementsLocal, of which 50,769 has been issued. The contingent consideration is payable quarterly over the 12 consecutive calendar quarters following the acquisition, contingent upon the acquired business achieving certain revenue targets.

Certain stockholders that acquired shares of the Company’s Common Stock in connection with the sale of their businesses to the Company were granted “piggyback” registration rights such that if the Company registers any securities for public sale for the benefit of any member of the Company’s management team or any stockholder that acquired their shares through the sale of their business to the Company, such stockholders will have the right to include their shares in a registration statement. In connection with that certain private placement dated October 29, 2010, the Company issued 200,000 shares of Common Stock to investors (the “October 2010 Private Placement”). In connection with the October 2010 Private Placement, the Company granted “piggyback” registration rights to investors in such October 2010 Private Placement. In connection with that certain private placement dated May 31, 2012, the Company issued 434,783 shares of Common Stock to investors (the “May 2012 Private Placement”). In connection with the May 2012 Private Placement, the Company granted “piggyback” registration rights to investors in such May 2012 Private Placement. In connection with that certain private placement dated June 19, 2013, the Company issued 460,000 shares of Common Stock and five-year warrants to purchase 92,000 shares of Common Stock to investors (the “June 2013 Private Placement”). The exercise price of the warrants issued in the June 2013 Private Placement is $6.25 per share. In connection with the June 2013 Private Placement, the Company granted “piggyback” registration rights to investors in such June 2013 Private Placement with respect to the shares of common stock sold in the offering and underlying the warrants. In connection with that certain private placement dated March 28, 2014, the Company issued 640,000 shares of Common Stock to investors (the “March 2014 Private Placement”). In connection with the March 2014 Private Placement, the Company granted “piggyback” registration rights to investors in such March 2014 Private Placement with respect to the shares of common stock sold in the offering.

In connection with that certain private placement which occurred between September 2013 and November 2013, the company sold an aggregate of $3,000,000 of 11.5% secured subordinated convertible notes (the "Notes"). The Notes accrue interest at a rate of eleven and one-half percent (11.5%) per annum and mature on March 1, 2017. Interest on the Notes is payable quarterly in cash. The Notes are convertible at the election of the holder into shares of Common Stock at a conversion price equal to $6.50 per share at any time prior to the maturity date, provided that no holder may convert the Notes if such conversion would result in the holder beneficially owning more than 4.99% of the number of shares of Common Stock outstanding at the time of conversion. The Company granted “piggyback” registration rights to investors in such private placement with respect to the shares of common stock underlying the Notes.

On or about May 31, 2012, the Company issued warrants to purchase Common Stock exercisable for up to 43,479 shares of Common Stock. The warrants to purchase Common Stock terminate on or about May 31, 2017. As of the Closing, warrants to purchase Common Stock exercisable for 43,479 shares remain outstanding and unexercised. The warrants to purchase Common Stock were granted at an exercise price of $7.00 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On or about June 19, 2013, the Company issued five-year warrants to purchase Common Stock exercisable for up to 138,000 shares of Common Stock. The warrants to purchase Common Stock terminate on or about June 19, 2018. As of the Closing, warrants to purchase Common Stock exercisable for 138,000 shares remain outstanding and unexercised. The warrants to purchase Common Stock were granted at an exercise price of $6.25 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On September 30, 2013, the Company issued five-year warrants to the placement agent in the Company’s placement of subordinated convertible debt. The warrants are exercisable to purchase 30,770 of the Company’s common stock at a price equal to $6.50 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On November 6, 2013, the Company issued five-year warrants to the placement agent in the Company’s placement of subordinated convertible debt. The warrants are exercisable to purchase 15,385 of the Company’s common stock at a price equal to $6.50 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On or about March 28, 2014, the Company issued five-year warrants to purchase Common Stock exercisable for up to 64,000 shares of Common Stock. The warrants to purchase Common Stock terminate on or about March 28, 2019. As of the Closing, warrants to purchase Common Stock exercisable for 64,000 shares remain outstanding and unexercised. The warrants to purchase Common Stock were granted at an exercise price of $5.25 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On or about October 28, 2014, the Company issued five-year warrants to purchase Common Stock exercisable for up to 61,539 shares of Common Stock. The warrants to purchase Common Stock terminate on or about October 28, 2019. As of the Closing, warrants to purchase Common Stock exercisable for 61,539 shares remain outstanding and unexercised. The warrants to purchase Common Stock were granted at an exercise price of $3.25 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On or about December 31, 2014, the Company issued five-year warrants to purchase Common Stock exercisable for up to 60,000 shares of Common Stock. The warrants to purchase Common Stock terminate on or about December 31, 2019. As of the Closing, warrants to purchase Common Stock exercisable for 60,000 shares remain outstanding and unexercised. The warrants to purchase Common Stock were granted at an exercise price of $4.00 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On or about February 12, 2015, the Company issued five-year warrants to purchase Common Stock exercisable for up to 60,000 shares of Common Stock. The warrants to purchase Common Stock terminate on or about February 12, 2020. As of the Closing, warrants to purchase Common Stock exercisable for 60,000 shares remain outstanding and unexercised. The warrants to purchase Common Stock were granted at an exercise price of $4.00 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On or about May 12, 2015, the Company issued five-year warrants to purchase Common Stock exercisable for up to 60,000 shares of Common Stock. The warrants to purchase Common Stock terminate on or about May 12, 2020. As of the Closing, warrants to purchase Common Stock exercisable for 60,000 shares remain outstanding and unexercised. The warrants to purchase Common Stock were granted at an exercise price of $4.00 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On or about July 21, 2015, the Company issued three-year warrants to purchase Common Stock exercisable for up to 160,000 shares of Common Stock. The warrants to purchase Common Stock terminate on or about July 21, 2018. As of the Closing, warrants to purchase Common Stock exercisable for 160,000 shares remain outstanding and unexercised. The warrants to purchase Common Stock were granted at an exercise price of $1.75 per share. The Company granted “piggyback” registration rights to the holders of the warrants with respect to the shares of common stock underlying the warrants.

On February 25, 2016, the Company issued a five-year warrant to purchase Common Stock exercisable for up to 30,000 shares of Common Stock. The warrant to purchase Common Stock terminates on December 31, 2020. As of the Closing, the warrant to purchase Common Stock exercisable for 30,000 shares remains outstanding and unexercised. The warrant to purchase Common Stock was granted at an exercise price of $4.00 per share. The Company granted “piggyback” registration rights to the holder of the warrant with respect to the shares of common stock underlying the warrant.

Schedule 4.20

Title

Dell Financial Services LLC – lien securing leased computer equipment

Apple Financial Services – lien securing leased computer equipment

Apple Financial Services – lien securing leased computer equipment

DeLage Landen Financial Services Inc. – lien securing leased equipment

Taglich Brothers, Inc. as collateral agent – all assets lien

Bridge Bank, NA – all assets lien

Peoples United Bank/NFS Leasing, Inc. – lien securing leased computer equipment

Xerox Financial Services - – lien securing leased equipment Annex A

Annex A

Note Purchase Agreement

Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Note Purchase Agreement dated as of May 11, 2016 (the “Agreement”), with the undersigned, Bridgeline Digital, Inc., a Delaware corporation (the “Company”), in or substantially in the form furnished to the undersigned and (ii) purchase the Notes as set forth below, hereby agrees to purchase such Notes from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in the Agreement section entitled “Representations, Warranties and Acknowledgments of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

Name of Investor:

If an entity:

Print Name of Entity:

By:
Name:
Title:

If an individual:

Print Name:

Signature:

If joint individuals:

Print Name:

Signature:

All Investors:

Address:

Telephone No.:
Facsimile No.:
Email Address:

The Investor hereby elects to purchase $____________ in Principal Amount of Notes (to be completed by Investor).

Exhibit A-1

First Closing held on May 11, 2016

Schedule of Investors

Investor	Principal Amount	Note Purchase Amount

KYLE G BUCHAKJIAN	$20,000.00	$20,000.00
LOUIS G SELVAGGIO	$10,000.00	$10,000.00
Nick Rosser	$100,000.00	$100,000.00
RICHARD MOLINSKY	$30,000.00	$30,000.00
About Face LTD. , LP	$25,000.00	$25,000.00
MLPF + S Custodian FBO Stephen I Siller IRA	$100,000.00	$100,000.00
Craig D Richardville	$60,000.00	$60,000.00
Christopher C Harvey	$50,000.00	$50,000.00
Nathaniel Orme	$10,000.00	$10,000.00
FRANK R JAZZO	$10,000.00	$10,000.00
PAMELA M WALSH BRIAN P WALSH JT TEN	$30,000.00	$30,000.00
NORPER INVESTMENTS	$20,000.00	$20,000.00
SAMUEL E LEONARD TRUST UAD 2-5-90 SAMUEL E LEONARD TTEE	$10,000.00	$10,000.00
RICHARD BUCHAKJIAN	$25,000.00	$25,000.00
ANN B OLDFATHER	$50,000.00	$50,000.00
POWELL FAMILY LIMITED PARTNERS	$10,000.00	$10,000.00
THE CAROLYN L. FOUTCH LIVING TRUST UAD 05/17/13 CAROLYN L FOUTCH TTEE	$30,000.00	$30,000.00
EDGAR L PARKER	$25,000.00	$25,000.00
VAHAN BUCHAKJIAN	$20,000.00	$20,000.00
SUSAN OVERMAN TTEE OH MY INC DBA RAKO TEXTILES PROFIT SHARING PLAN	$20,000.00	$20,000.00
John Brannen	$20,000.00	$20,000.00
JAMES A MARTIN	$10,000.00	$10,000.00
JAMES TADYCH AND PATRICIA TADYCH REVOCABLE TRUST UAD 09/23/93 JAMES L TADYCH & PATRICIA A TADYCH TTEES	$100,000.00	$100,000.00
PETER WHITE	$10,000.00	$10,000.00
BRIGITTE FERRADA - STETSON	$37,500.00	$37,500.00
GEORGE J WHITE & DEBRA A WHITE JT TEN WROS	$15,000.00	$15,000.00
THE HILLARY BIBICOFF REVOCABLE TRUST DTD 4/19/07 HILLARY BIBICOFF TRUSTEE	$15,000.00	$15,000.00
HARVEY BIBICOFF AND JACQUELINE BIBICOFF TRUSTEES OF THE BIBICOFF FAMILY TRUST DTD 5/16/00	$75,000.00	$75,000.00
ALLISON BIBICOFF	$37,500.00	$37,500.00
LegendCap Opportunity Fund LLC	$10,000.00	$10,000.00
CHARLES BRAND	$100,000.00	$100,000.00
JEREMY BOND	$100,000.00	$100,000.00
Melvin Drucker	$20,000.00	$20,000.00
THE LADENDORF FAMILY REVOCABLE LIVING TRUST UAD 04/11/11 MARK C LADENDORF & DEBRA L LADENDORF TTEES	$75,000.00	$75,000.00
KEITH BECKER	$75,000.00	$75,000.00
FIRST CLOSING TOTAL	$1,355.000.00	$1,355,000.00

Exhibit A-2

Subsequent Closing held on             , 2016

Schedule of Investors

Investor	Principal Amount	Note Purchase Amount

SECOND CLOSING TOTAL	$	$

Exhibit B

Form of 10% Subordinated Convertible Promissory Note